Kenneth R. Allen	972.647.6730
Vice President-Finance and	Email: kallen@txi.com
Chief Financial Officer

TXI REPORTS SECOND QUARTER RESULTS AND ANNOUNCES
DELAY OF CENTRAL TEXAS CEMENT PLANT EXPANSION

Dallas, TX – January 8, 2009 – Texas Industries, Inc. (NYSE-TXI) today reported financial results for the quarter ended November 30, 2008.  Net income was $3.9 million ($.14 per share).  Net income for the quarter ended November 30, 2007 was $29.3 million ($1.07 per share).  TXI also announced the delay of its Central Texas cement plant expansion project, beginning in the May 2009 quarter.

General Comments

“The general economy caught up with the state of Texas this fall,” stated Mel Brekhus, Chief Executive Officer.  “In Texas, which accounts for approximately 80% of TXI’s sales, cement consumption declined about 20% this Fall compared to last year.  Cement prices in Texas improved 3% from a year ago and about 1% compared to the summer quarter.  Cement consumption in California continued to decline and cement prices in that market were down 14% from a year ago and 5% compared to the summer quarter.”

“We are in the midst of very challenging times,” added Brekhus.  “TXI is pursuing every opportunity to meet market demand as cost effectively as possible.  The idling of the small kilns at our North Texas plant and the cement grinding operations at our Crestmore facility in California will reduce cash costs while still allowing us to meet the current demand.  Similarly, we are striving to match production to sales throughout all operations.  We have eliminated shifts and reduced overtime at our aggregate facilities and our ready-mix operations did an outstanding job of keeping labor efficiencies high on 27% lower shipments.  All-in-all, the total number of employees has been reduced by 15% since December 2007.”

“It just doesn’t make sense to bring capacity on line at a time when the market clearly does not need it,” Brekhus said about the delay of the Central Texas cement plant expansion.   “We will resume the project once market conditions improve.  The delay is expected to defer $40-60 million in cash payments that would have primarily been made during fiscal year 2010 to complete the project on schedule.”

A teleconference will be held today, January 8, 2009 at 1:00 Central Standard Time to further discuss quarter results.  A real-time webcast of the conference is available by logging on to TXI’s website at www.txi.com.

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The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit	2008	2007	2008	2007

Operating Results
Total cement sales	$98,407	$122,586	$209,811	$246,009
Total other sales and delivery fees	9,641	8,723	19,600	16,435
Total segment sales	108,048	131,309	229,411	262,444
Cost of products sold	94,206	93,572	198,763	202,679
Gross profit	13,842	37,737	30,648	59,765
Selling, general and administrative	(5,338)	(3,941)	(10,042)	(8,952)
Other income	948	681	6,151	1,505
Operating Profit	$9,452	$34,477	$26,757	$52,318

Cement
Shipments (tons)	1,083	1,319	2,301	2,609
Prices ($/ton)	$90.87	$92.88	$91.17	$94.27
Cost of sales ($/ton)	$79.04	$64.41	$79.15	$71.80

Through the cement segment we produce and sell gray portland cement as our principal product, as well as specialty cements.

Operating profit for the three-month period ended November 30, 2008 was $9.5 million, a decrease of $25.0 million from the prior year period.

Total cement sales for the three-month period ended November 30, 2008 decreased $24.2 million from the prior year period as construction activity declined in both our Texas and California market areas.  Our Texas market area accounted for approximately 70% of total cement sales in the current period compared to 68% of total cement sales in the prior year period.  In our Texas market area cement shipments decreased 19% from the prior year period and average prices increased 3%.  In our California market area cement shipments decreased 14% from the prior year period and average prices decreased 14%.

Cost of products sold for the three-month period ended November 30, 2008 increased $0.6 million from the prior year period. The effect of lower shipments was offset by higher unit costs.  Cement unit costs increased 23% from the prior year period.  In addition to higher energy costs, scheduled maintenance at our north Texas cement plant of $8.0 million and higher depreciation at our Oro Grande, California cement plant of $3.3 million contributed to increased costs.

Selling, general and administrative expense for the three-month period ended November 30, 2008 increased $1.4 million from the prior year period primarily due to higher legal and other professional expenses.

Other income for the three-month period ended November 30, 2008 increased $0.3 million from the prior year period primarily due to higher oil and gas royalty income.

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Aggregate Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit	2008	2007	2008	2007

Operating Results
Total stone, sand and gravel sales	$35,667	$43,324	$76,346	$83,128
Total other sales and delivery fees	24,838	30,559	55,956	60,980
Total segment sales	60,505	73,883	132,302	144,108
Cost of products sold	50,769	59,610	110,214	114,652
Gross profit	9,736	14,273	22,088	29,456
Selling, general and administrative	(3,506)	(3,640)	(7,329)	(7,787)
Other income	463	237	870	643
Operating Profit	$6,693	$10,870	$15,629	$22,312

Stone, sand and gravel
Shipments (tons)	4,605	5,863	9,806	11,414
Prices ($/ton)	$7.74	$7.39	$7.79	$7.28
Cost of sales ($/ton)	$6.38	$5.76	$6.33	$5.60

Through the aggregates segment we produce and sell stone, sand and gravel as our principal products, as well as expanded shale and clay lightweight aggregates.

Operating profit for the three-month period ended November 30, 2008 was $6.7 million, a decrease of $4.2 million from the prior year period as construction activity declined in our market areas.

Total segment sales for the three-month period ended November 30, 2008 decreased $13.4 million from the prior year period as total stone, sand and gravel sales were down $7.7 million.  Total stone, sand and gravel shipments decreased 21% from the prior year period and average prices increased 5%.

Cost of products sold for the three-month period ended November 30, 2008 decreased $8.8 million from the prior year period primarily due to lower shipments.  Stone, sand and gravel unit costs increased primarily due to the impact of production levels on unit costs.

Selling, general and administrative expense for the three-month period ended November 30, 2008 decreased $0.1 million from the prior year period primarily due to lower incentive compensation expense.

Other income for the three-month period ended November 30, 2008 increased $0.2 million from the prior year period primarily due to higher oil and gas income.

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Consumer Products Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit	2008	2007	2008	2007

Operating Results
Total ready-mix concrete sales	$64,832	$84,233	$143,726	$164,223
Total other sales and delivery fees	15,812	13,798	32,142	28,334
Total segment sales	80,644	98,031	175,868	192,557
Cost of products sold	76,429	89,839	168,173	175,559
Gross profit	4,215	8,192	7,695	16,998
Selling, general and administrative	(3,716)	(3,931)	(8,031)	(8,836)
Other income	180	346	565	522
Operating Profit (Loss)	$679	$4,607	$229	$8,684

Ready-mix concrete
Shipments (cubic yards)	769	1,050	1,716	2,048
Prices ($/cubic yard)	$84.37	$80.19	$83.78	$80.18
Cost of sales ($/cubic yard)	$81.96	$75.18	$81.52	$74.55

Through the consumer products segment we produce and sell ready-mix concrete as our principal product, as well as packaged concrete mix, mortar, sand and related products.

Operating profit for the three-month period ended November 30, 2008 was $0.7 million, a decrease of $3.9 million from the prior year period as construction activity declined in our market areas.

Total segment sales for the three-month period ended November 30, 2008 decreased $17.4 million as total ready-mix concrete sales were down $19.4 million.  Total ready-mix concrete volumes decreased 27% from the prior year period and average prices increased 5%.

Cost of products sold for the three-month period ended November 30, 2008 decreased $13.4 million from the prior year period primarily due to lower shipments.  Overall ready-mix concrete unit costs increased 9% from the prior year period primarily due to higher raw material costs, as well as higher distribution and transportation costs.  Our raw material unit costs in the current period increased approximately 7% from the prior year period.  Our cost of diesel fuel per gallon in the current period increased approximately 33% from the prior year period.

Selling, general and administrative expense for the three-month period ended November 30, 2008 decreased $0.2 million from the prior year period primarily due to lower incentive compensation expense.

Other income for the three-month period ended November 30, 2008 decreased $0.2 million from the prior year period as a result of lower gains from the routine sale of surplus operating assets.

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Unallocated Overhead and Other Income

	Three months ended November 30,		Six months ended November 30,
In thousands	2008	2007	2008	2007

Other income	$60	$115	$121	$287
Selling, general and administrative	(2,253)	(2,173)	(4,799)	(4,484)
	$(2,193)	$(2,058)	$(4,678)	$(4,197)

Unallocated overhead and other income relate primarily to certain environmental, engineering and other administrative operating activities not attributable to a specific segment.

Corporate

	Three months ended November 30,		Six months ended November 30,
In thousands	2008	2007	2008	2007

Other income	$560	$2,063	$2,745	$2,738
Selling, general and administrative	(1,051)	(7,379)	(3,001)	(13,188)
	$(491)	$(5,316)	$(256)	$(10,450)

Other income for the three-month period ended November 30, 2008 decreased $1.5 million from the prior year period.  The prior year period includes a gain of $0.8 million from the sale of corporate real estate and a bonus payment of $0.7 million received upon the execution of an oil and gas lease agreement on property formerly owned by us that was not associated with any business segment.

Selling, general and administrative expense for the three-month period ended November 30, 2008 decreased $6.3 million from the prior year period.  The decrease was primarily the result of $1.4 million lower incentive compensation expense and $4.1 million lower stock-based compensation.  Our incentive plans are based on financial performance.  Our stock-based compensation includes awards expected to be settled in cash, the expense for which is based on the average stock price at the end of each period until the awards are paid.  The impact of changes in our stock price reduced stock-based compensation $4.6 million and $0.8 million during three-month periods ended November 30, 2008 and November 30, 2007, respectively.

Interest

Interest expense incurred for the three-month period ended November 30, 2008 was $12.5 million, of which $3.2 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $9.3 million was expensed.  Interest expense incurred for the three-month period ended November 30, 2007 was $7.2 million, all of which was capitalized in connection with our Hunter, Texas and Oro Grande, California cement plant expansion projects.

Interest expense incurred for the three-months ended November 30, 2008 increased from the prior year period $5.3 million.  The increase was due to higher average outstanding debt and borrowings on life insurance contracts.

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Income Taxes

Income taxes for the interim periods ended November 30, 2008 and November 30, 2007 have been included in the accompanying financial statements on the basis of an estimated annual rate.  The primary reason that the tax rate differs from the 35% federal statutory corporate rate is due to percentage depletion that is tax deductible, state income taxes and deductions for income from qualified domestic production activities.  Our estimated effective tax rate for fiscal year 2009 is 28.3% compared to 31.2% for fiscal year 2008.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business,  the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, inability to timely execute announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K.  Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California.  TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

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CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited) November 30,	May 31,
In thousands	2008	2008

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$62,254	$39,527
Receivables – net	124,867	155,676
Inventories	141,774	130,181
Deferred income taxes and prepaid expenses	30,116	30,398
TOTAL CURRENT ASSETS	359,011	355,782

OTHER ASSETS
Goodwill	60,110	60,110
Real estate and investments	33,478	59,971
Deferred charges and other	15,241	11,332
	108,829	131,413
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	154,692	139,544
Buildings	57,032	56,976
Machinery and equipment	1,233,454	1,208,905
Construction in progress	273,654	137,083
	1,718,832	1,542,508
Less depreciation and depletion	543,043	514,744
	1,175,789	1,027,764
	$1,643,629	$1,514,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$112,634	$128,497
Accrued interest, wages and other	47,626	47,846
Current portion of long-term debt	234	7,725
TOTAL CURRENT LIABILITIES	160,494	184,068

LONG-TERM DEBT	539,978	401,880

DEFERRED INCOME TAXES AND OTHER CREDITS	108,536	112,498

SHAREHOLDERS’ EQUITY
Common stock, $1 par value	27,663	27,493
Additional paid-in capital	467,250	459,877
Retained earnings	346,659	336,279
Accumulated other comprehensive loss	(6,951)	(7,136)
	834,621	816,513
	$1,643,629	$1,514,959

(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended November 30,		Six months ended November 30,
In thousands except per share	2008	2007	2008	2007

NET SALES	$221,799	$268,473	$478,191	$531,927

Cost of products sold	194,006	208,271	417,760	425,708
GROSS PROFIT	27,793	60,202	60,431	106,219

Selling, general and administrative	15,864	21,064	33,202	43,247
Interest	9,296	--	16,541	--
Loss on debt retirements	--	--	907	--
Other income	(2,211)	(3,442)	(10,452)	(5,695)
	22,949	17,622	40,198	37,552
INCOME BEFORE INCOME TAXES	4,844	42,580	20,233	68,667

Income taxes	991	13,265	5,722	21,438
NET INCOME	$3,853	$29,315	$14,511	$47,229

Net income per share
Basic	$.14	$1.07	$.53	$1.73
Diluted	$.14	$1.05	$.52	$1.69

Average shares outstanding
Basic	27,566	27,348	27,536	27,340
Diluted	27,782	27,849	27,806	27,873

Cash dividends per share	$.075	$.075	$.15	$.15

(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Six months ended November 30,
In thousands	2008	2007

OPERATING ACTIVITIES
Net income	$14,511	$47,229
Adjustments to reconcile net income to cash provided by operating activities
Depreciation, depletion and amortization	34,016	27,164
Gains on asset disposals	(427)	(917)
Deferred income taxes	4,052	1,127
Stock-based compensation expense (credit)	(7,829)	(1,325)
Excess tax benefits from stock-based compensation	(1,766)	(3,383)
Loss on debt retirements	907	--
Other – net	(1,067)	(945)
Changes in operating assets and liabilities
Receivables – net	30,074	(21,357)
Inventories	(11,593)	8,643
Prepaid expenses	914	1,920
Accounts payable and accrued liabilities	(23,454)	2,320
Net cash provided by operating activities	38,338	60,476

INVESTING ACTIVITIES
Capital expenditures – expansions	(123,420)	(138,364)
Capital expenditures – other	(51,911)	(36,724)
Cash designated for property acquisitions	28,733	--
Proceeds from asset disposals	865	2,366
Investments in life insurance contracts	2,263	65,529
Other – net	175	55
Net cash used by investing activities	(143,295)	(107,138)

FINANCING ACTIVITIES
Long-term borrowings	327,250	189,000
Debt retirements	(197,610)	(130,237)
Debt issuance costs	(3,476)	(1,033)
Stock option exercises	3,885	730
Excess tax benefits from stock-based compensation	1,766	3,383
Common dividends paid	(4,131)	(4,103)
Net cash provided by financing activities	127,684	57,740
Increase in cash and cash equivalents	22,727	11,078

Cash and cash equivalents at beginning of period	39,527	15,138
Cash and cash equivalents at end of period	$62,254	$26,216

Texas Industries, Inc.
Consolidated Statements of Operations
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Shipments
Cement (Thousands of Tons)	4,900	5,298	5,394	5,136	5,074	1,290	1,319	1,142	1,284	5,035	1,218	1,083			2,301
Aggregates (Thousands of Tons)	19,003	22,282	23,616	25,246	22,114	5,551	5,863	5,010	5,427	21,851	5,201	4,605			9,806
Ready-mix (Thousands of Cubic Yards)	3,513	3,562	3,678	3,830	3,665	998	1,050	857	939	3,844	947	769			1,716

Price
Cement ($ per Ton)	68.90	68.48	75.05	87.14	95.06	95.69	92.88	91.01	92.49	93.07	91.43	90.87			91.17
Aggregates ($ per Ton)	5.55	5.43	5.68	6.08	7.03	7.17	7.39	7.52	7.69	7.44	7.82	7.74			7.79
Ready-mix ($ per Cubic Yard)	57.88	57.94	60.54	69.25	75.87	80.17	80.19	81.26	81.71	80.83	83.30	84.37			83.78

Net Sales	-
Cement	337,624	362,824	404,823	447,594	482,379	123,423	122,586	103,891	118,773	468,673	111,404	98,407			209,811
Aggregates	105,521	120,997	134,220	153,480	155,562	39,804	43,324	37,699	41,755	162,582	40,679	35,667			76,346
Ready-mix	203,349	206,394	222,680	265,254	278,067	79,990	84,233	69,699	76,730	310,652	78,894	64,832			143,726
Other	117,810	116,108	104,847	118,555	119,798	32,175	31,375	30,155	38,901	132,606	32,275	28,498			60,773
Interplant	(100,478)	(98,353)	(105,576)	(121,127)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)	(31,992)	(27,398)			(59,390)
Delivery Fees	54,292	59,209	73,809	80,166	78,850	20,494	21,705	19,579	23,024	84,802	25,132	21,793			46,925
Net Sales	718,118	767,179	834,803	943,922	996,250	263,454	268,473	230,535	266,392	1,028,854	256,392	221,799			478,191

Costs and Expenses (Income)
Cost of Products Sold	596,737	637,347	692,414	766,941	760,160	217,437	208,271	190,980	218,331	835,019	223,754	194,006			417,760
Selling, General and Administrative	70,666	74,814	78,434	88,663	108,106	22,183	21,064	20,717	32,256	96,220	17,338	15,864			33,202
Interest	14,827	24,102	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296			16,541
Loss on Debt Retirements and Spin-off Charges		12,302	894	113,247	48	-	-	-		-	907				907
Other Income	(4,762)	(40,482)	(22,727)	(47,270)	(36,629)	(2,253)	(3,442)	(2,086)	(23,782)	(31,563)	(8,241)	(2,211)			(10,452)
	677,468	708,083	772,548	952,736	845,759	237,367	225,893	209,611	229,310	902,181	241,003	216,955	-	-	457,958

Income from Continuing Operations Before Income Taxes	40,650	59,096	62,255	(8,814)	150,491	26,087	42,580	20,924	37,082	126,673	15,389	4,844	-	-	20,233

Income Taxes	13,485	16,819	16,811	(8,225)	49,584	8,173	13,265	6,300	11,521	39,259	4,731	991			5,722
Income from Continuing Operations	27,165	42,277	45,444	(589)	100,907	17,914	29,315	14,624	25,561	87,414	10,658	3,853	-	-	14,511

Income (Loss) from Discontinued Operations - net of Income Taxes	(51,362)	(4,378)	79,079	8,691	-					-					-
Income (Loss) before Accounting Change	(24,197)	37,899	124,523	8,102	100,907	17,914	29,315	14,624	25,561	87,414	10,658	3,853	-	-	14,511

Cumulative Effect of Accounting Change - net of Income Taxes	-	(1,551)	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income	(24,197)	36,348	124,523	8,102	100,907	17,914	29,315	14,624	25,561	87,414	10,658	3,853	-	-	14,511

Texas Industries, Inc.
Consolidated Balance Sheets
In $ Thousands

	5/31/2004	5/31/2005	5/31/2006	5/31/2007	8/31/2007	11/30/2007	2/29/2008	5/31/2008	8/31/2008	11/30/2008	2/28/2009	5/31/2009

Cash	133,053	251,600	84,139	15,138	5,165	26,216	9,632	39,527	118,548	62,254
Short-term Investments	-	-	50,606	-	-	-
Accounts Receivable	108,364	117,363	132,849	142,610	160,079	163,990	151,708	155,676	140,703	124,867
Inventories	89,373	83,291	102,052	121,467	112,517	112,824	123,735	130,181	142,695	141,774
Deferred Income Taxes and Prepaid Expenses	31,553	28,754	33,599	17,621	13,047	19,785	22,482	30,398	28,449	30,116
Total Current Assets	362,343	481,008	403,245	296,836	290,808	322,815	307,557	355,782	430,395	359,011	-	-

Goodwill	61,307	61,307	58,395	58,395	58,395	60,110	60,110	60,110	60,110	60,110
Real Estate and Investments	42,430	100,200	125,913	111,414	112,217	48,037	23,834	59,971	34,720	33,478
Deferred Income Taxes, Intangibles and Other Charges	39,259	27,571	22,706	11,369	12,031	12,097	11,376	11,332	13,907	15,241
Net Assets of Discontinued Operations	798,353	836,100	-	-	-	-	-	-
	941,349	1,025,178	207,014	181,178	182,643	120,244	95,320	131,413	108,737	108,829	-	-

Property, Plant and Equipment	865,133	882,816	953,474	1,289,654	1,366,431	1,442,445	1,484,417	1,542,508	1,624,749	1,718,832
Accumulated Depreciation	452,324	470,163	483,163	505,432	510,881	517,557	525,274	514,744	527,243	543,043
Net Property, Plant and Equipment	412,809	412,653	470,311	784,222	855,550	924,888	959,143	1,027,764	1,097,506	1,175,789	-	-
Total Assets	1,716,501	1,918,839	1,080,570	1,262,236	1,329,001	1,367,947	1,362,020	1,514,959	1,636,638	1,643,629	-	-

Accounts Payable	53,497	58,022	63,581	109,749	94,516	115,408	89,895	128,497	123,221	112,634
Accrued Interest, Wages and Other Items	38,833	49,449	55,059	57,891	41,710	50,568	42,754	47,846	33,881	47,626
Current Portion of Long Term Debt	699	688	681	1,340	213	217	221	7,725	229	234
Total Current Liabilities	93,029	108,159	119,321	168,980	136,439	166,193	132,870	184,068	157,331	160,494	-	-

Long Term Debt	598,412	603,126	251,505	274,416	353,585	334,517	344,438	401,880	539,195	539,978

Convertible Subordinated Debentures	199,937	199,937	159,725	-	-	-	-	-	-	-	-	-

Deferred Income Taxes and Other Credits	63,139	80,050	76,955	90,358	89,400	89,014	90,274	112,498	111,187	108,536

Shareholders Equity	761,984	927,567	473,064	728,482	749,577	778,223	794,438	816,513	828,925	834,621
Total Liabilities and Shareholders Equity	1,716,501	1,918,839	1,080,570	1,262,236	1,329,001	1,367,947	1,362,020	1,514,959	1,636,638	1,643,629	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
CONTINUING OPERATIONS
Operating Activities
Income from Continuing Operations	27,165	42,277	45,444	(589)	100,907	17,914	29,315	14,624	25,561	87,414	10,658	3,853	-	-	14,511
Adjustments to Reconcile Income from Continuing Operations to Cash Provided (Used) by Continuing Operating Activities

Loss on Debt Retirements	-	12,302	-	107,006	48	-				-	907				907
Loss (Gain) on Asset Disposals	687	(37,997)	(6,582)	(34,768)	(2,917)	(455)	(462)	(279)	(18,214)	(19,410)	(280)	(147)			(427)
Depreciation, Depletion and Amortization	49,196	47,409	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865	17,151			34,016
Deferred Income Taxes (Benefit)	(27,726)	319	33,811	6,581	11,354	513	614	3,527	14,913	19,567	2,543	1,509			4,052
Other - Net	6,000	5,391	8,889	7,570	15,406	(5,146)	(507)	753	6,471	1,571	(6,278)	(4,384)			(10,662)
Changes in Operating Assets and Liabilities				-	-					-					-
Receivables Sold	(7,321)	(72,032)	-	-	-	-				-					-
Accounts Receivable - Net	(1,258)	1,052	(8,873)	(5,060)	846	(17,458)	(3,899)	12,312	(20,462)	(29,507)	14,269	15,805			30,074
Inventories	(1,635)	1,664	6,082	(18,761)	(18,975)	8,950	(307)	(10,911)	(6,446)	(8,714)	(12,515)	922			(11,593)
Prepaid Expenses	2,099	(5,744)	(1,680)	63	1,392	1,735	185	286	(4,239)	(2,033)	1,366	(452)			914
Accounts Payable and Accrued Liabilities	3,889	(3,011)	17,017	(12,155)	31,541	(5,319)	7,639	(18,287)	13,057	(2,910)	(16,920)	(6,534)			(23,454)
Other Credits	2,819	7,375	3,838	2,527	-	-				-	-				-
Cash Provided (Used) by Continuing Operations	53,915	(995)	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	27,723	-	-	38,338

Investing Activities
Capital Expenditures	(32,327)	(15,887)	(46,178)	(110,245)	(317,658)	(103,592)	(71,496)	(66,592)	(70,845)	(312,525)	(88,736)	(86,595)			(175,331)
Proceeds from Asset Disposals	11,258	47,243	7,136	23,107	5,552	1,288	1,078	1,562	30,994	34,922	512	353			865
Purchases of Short-term Investments - net				(50,500)	50,500	-		-		-					-
Investments in Insurance Contracts	(713)	(1,162)	(58,798)	(4,366)	(6,061)	(415)	65,944	22,611	11,063	99,203	1,464	799			2,263
Other - Net	2,961	(2,875)	(677)	612	(336)	(24)	79	163	(28,850)	(28,632)	27,150	1,758			28,908
Cash Provided (Used) by Investing Activities	(18,821)	27,319	(98,517)	(141,392)	(268,003)	(102,743)	(4,395)	(42,256)	(57,638)	(207,032)	(59,610)	(83,685)	-	-	(143,295)

Financing Activities
Long Term Borrowings	366,640	718,097	-	250,000	38,000	124,000	65,000	24,000	153,000	366,000	327,250				327,250
Debt Retirements	(371,344)	(592,398)	(699)	(600,700)	(25,521)	(46,173)	(84,064)	(14,076)	(88,053)	(232,366)	(197,555)	(55)			(197,610)
Debt Issuance Costs	(1,458)	(16,378)	(39)	(7,363)	-	(944)	(89)	(119)	(1,008)	(2,160)	(2,306)	(1,170)			(3,476)
Debt Retirement Costs		(8,605)	-	(96,029)	(6)	-				-					-
Interest Rate Swap Terminations		8,358	(6,315)	-	-	-				-					-
Stock Option Exercises	512	2,541	41,399	7,510	6,394	599	131	1,948	637	3,315	1,480	2,405			3,885
Common Dividends Paid	(6,315)	(6,336)	(6,643)	(6,908)	(7,517)	(2,051)	(2,052)	(2,058)	(2,061)	(8,222)	(2,065)	(2,066)			(4,131)
Other - Net	(1,961)	(26)	-	-	1,694	3,287	96	136	(220)	3,299	1,212	554			1,766
Cash Provided (Used) by Financing Activities	(13,926)	105,253	27,703	(453,490)	13,044	78,718	(20,978)	9,831	62,295	129,866	128,016	(332)	-	-	127,684
Net Cash Provided (Used) by Continuing Operations	21,168	131,577	73,606	(497,513)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	(56,294)	-	-	22,727

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	(5,797)	12,668	73,104	(7,778)	-					-					-
Cash Used by Discontinued Investing Activities	(23,265)	(14,068)	(28,163)	(2,757)	-					-					-
Cash Used by Discontinued Financing Activities	(2,117)	-	-	340,587	-					-					-
Net Cash Provided (Used) by Discontinued Operations	(31,179)	(1,400)	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	(10,011)	130,177	118,547	(167,461)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	(56,294)	-	-	22,727

Beginning Cash and Cash Equivalents	12,887	2,876	133,053	251,600	84,139	15,138	5,165	26,216	9,632	15,138	39,527	118,548			39,527
Ending Cash and Cash Equivalents	2,876	133,053	251,600	84,139	15,138	5,165	26,216	9,632	39,527	39,527	118,548	62,254	-	-	62,254

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
EBITDA Defined
Net Income (Loss) from Continuing Operations	27,165	42,277	45,444	(589)	100,907	17,914	29,315	14,624	25,561	87,414	10,658	3,853	-	-	14,511
Plus (minus):
Interest	14,827	24,102	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	-	-	16,541
Income Taxes (Benefit)	13,485	16,819	16,811	(8,225)	49,584	8,173	13,265	6,300	11,521	39,259	4,731	991	-	-	5,722
Depreciation, Depletion & Amortization	49,196	47,409	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865	17,151	-	-	34,016
Loss on Early Retirement of Debt and Spin-off Charges	-	12,302	894	113,247	48	-	-	-	-	-	907	-	-	-	907
EBITDA	104,673	142,909	133,156	180,543	210,969	39,405	56,426	34,740	54,184	184,755	40,406	31,291	-	-	71,697

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, and loss on early retirement of debt
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	53,915	(995)	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	27,723	-	-	38,338
Plus (minus):
Changes in Operating Assets and Liabilities	1,407	70,696	(16,384)	33,386	(14,804)	12,092	(3,618)	16,600	18,090	43,164	13,800	(9,741)	-	-	4,059
Deferred Taxes (Benefit)	27,726	(319)	(33,811)	(6,581)	(11,354)	(513)	(614)	(3,527)	(14,913)	(19,567)	(2,543)	(1,509)	-	-	(4,052)
Income Taxes (Benefit)	13,485	16,819	16,811	(8,225)	49,584	8,173	13,265	6,300	11,521	39,259	4,731	991	-	-	5,722
Loss (Gain) on Disposal of Assets	(687)	37,997	6,582	34,768	2,917	455	462	279	18,214	19,410	280	147	-	-	427
Interest	14,827	24,102	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	-	-	16,541
Spin-off Charges	-	-	894	6,241	-	-	-	-	-	-	-	-	-	-	-
Other - net	(6,000)	(5,391)	(8,889)	(7,570)	(15,406)	5,146	507	(753)	(6,471)	(1,571)	6,278	4,384	-	-	10,662
EBITDA	104,673	142,909	133,156	180,543	210,969	39,405	56,426	34,740	54,184	184,755	40,406	31,291	-	-	71,697

Texas Industries, Inc.
Business Segment Summary
$ Thousands

	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Segment Net Sales (Including Delivery Fees)
Cement	383,623	431,895	471,482	504,923	129,497	129,234	110,797	126,457	495,985	121,363	108,048			229,411
Aggregates	206,970	225,972	256,109	273,958	71,863	75,958	68,166	78,110	294,097	71,797	60,505			132,302
Consumer Products	274,939	282,512	337,458	335,775	94,526	98,031	82,060	94,616	369,233	95,224	80,644			175,868
Eliminations	(98,353)	(105,576)	(121,127)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)	(31,992)	(27,398)			(59,390)
Total Net Sales	767,179	834,803	943,922	996,250	263,454	268,473	230,535	266,392	1,028,854	256,392	221,799	-	-	478,191

Operating Profit
Cement	66,069	82,719	110,953	172,331	17,218	33,950	24,299	26,031	101,498	17,305	9,452			26,757
Aggregtates	19,047	29,902	48,339	31,251	11,660	11,085	5,304	28,043	56,092	8,936	6,693			15,629
Consumer Products	11,013	5,259	10,349	9,846	4,077	4,607	(481)	3,380	11,583	(450)	679			229
Unallocated Overhead and Other Income-Net	26,680	(4,307)	(10,181)	(11,728)	(1,734)	(1,746)	(2,624)	(3,863)	(9,967)	(2,485)	(2,193)			(4,678)
Total Operating Profit	122,809	113,573	159,460	201,700	31,221	47,896	26,498	53,591	159,206	23,306	14,631	-	-	37,937

Corporate
Selling, General and Administrative	(28,658)	(33,272)	(39,110)	(45,194)	(5,809)	(7,379)	(6,119)	(14,585)	(33,892)	(1,950)	(1,051)			(3,001)
Interest	(24,102)	(23,533)	(31,155)	(14,074)	-			(2,505)	(2,505)	(7,245)	(9,296)			(16,541)
Loss on Debt Retirements and Spin-off Charges	(12,302)	(894)	(113,247)	(48)	-				-	(907)				(907)
Other Income	1,349	6,381	15,238	8,107	675	2,063	545	581	3,864	2,185	560			2,745
Income (loss) from Continuing Operations before Income Taxes	59,096	62,255	(8,814)	150,491	26,087	42,580	20,924	37,082	126,673	15,389	4,844	-	-	20,233

Major Gains (Losses) in Other Income
Unallocated Overhead - Sale of Brick Assets	34,710	-	-	-	-	-	-	-	-	-	-	-	-	-
Aggregates - Sale of Emissions Credits	-	6,225	-	-	-	-	-	-	-					-
Aggregates - Sale of Real Estate	-	-	23,987	-	-	-	-	5,146	5,146					-
Cement - Cement Antidumping Settlement	-	-	-	19,803	-	-	-	-	-					-
Sale of Southern Louisiana Aggregates Operation								10,093	10,093					-
Cement - Sale of Emissions Credits								3,879	3,879					-
Corporate - Oil and Gas Bonus Payment										1,636
Cement - Oil and Gas Bonus Payment										2,781

Please note:  Starting with the quarter ending August 2008, we report cement treated material operations and transportation overhead activities, both of which are not significant to operating profit, in our cement segment.  Cement treated material operations were previously reported in our aggregate segment.  Our transportation overhead activities were previously reported as a part of unallocated overhead and other income-net.  The historical quarterly financial data above has not been altered to reflect these reclassifications pending the reclassification for all quarters of FY 2008.  The data below is consistent with the reclassification implemented August 2008.

	FY2008					FY2009
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Segment Net Sales (Including Delivery Fees) as Reclassified August 2008
Cement	131,135	131,309			262,444	121,363	108,048			229,411
Aggregates	70,225	73,883			144,108	71,797	60,505			132,302

Operating Profit as Reclassified August 2008
Cement	17,841	34,477			52,318	17,305	9,452			26,757
Aggregates	11,442	10,870			22,312	8,936	6,693			15,629
Unallocated Overhead and Other Income-Net	(2,139)	(2,058)			(4,197)	(2,485)	(2,193)			(4,678)